Exhibit 10.29

MICROVISION, INC.
a Washington corporation

COMMON STOCK PURCHASE WARRANT

Certificate No. 10

THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THESE WARRANTS ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 UNDER THE ACT AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

This is to certify that, for value received and subject to the terms and conditions set forth below, Microvision, Inc., a Washington corporation (the “Company”), promises and agrees to sell and issue to Stan Berk 25,000 fully paid and nonassessable shares of Common Stock, at a price of $12.50 per share, at any time up to and until 5:00 p.m., Seattle, Washington time, on January 14, 2004, as described more fully in Section 3 below.

This Warrant Certificate is issued subject to the following terms and conditions:

1.       Definitions of Certain Terms.  Except as may be otherwise clearly required by the context, the following terms have the following meanings:

1.1     “Common Stock” means the common stock, no par value, of the Company.

1.2     “Company” means Microvision, Inc., a Washington corporation.

1.3     “Exercise Price” means $12.50 per share, subject to adjustment from time to time pursuant to the provisions hereof.

1.4     “Securities” means the securities obtained or obtainable upon exercise of the Warrants or securities obtained or obtainable upon exercise, exchange, or conversion of such securities.

1.5     “Transfer Agent” means the transfer agent for the Common Stock.

1.6     “Warrant Certificate” means a certificate evidencing Warrants.

1.7     “Warrantholder” means a record holder of Warrants or Securities.

1.8     “Warrants” means the warrants evidenced by this certificate or any similar certificate issued in replacement of any such certificate.

2.       Exercise of Warrants.  All or any part of the Warrants evidenced by this Certificate may be exercised by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by his or her duly authorized attorney-in-fact, at the office of the Company, 2203 Airport Way South, Suite 100, Seattle, WA 98134, or at such other office or agency as the Company may designate, accompanied by payment in U.S. funds in full, in cash or certified or cashier’s check, of the Exercise Price payable with respect to the Warrants being exercised.  Upon such surrender and payment, the Company will provide the Warrantholder with a form of subscription for the Securities to be obtained on exercise of the Warrants.  Subject to the terms and conditions of this Warrant Certificate, the Company will, as soon as practicable after said surrender and payment and completion of such subscription by the Warrantholder, make arrangements with its Transfer Agent to mail to the Warrantholder at the address specified in the subscription a certificate or certificates evidencing the Securities subscribed for.  If fewer than all the Warrants evidenced by this Warrant Certificate are exercised, the Company will, upon such exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing the Warrants not exercised.  The Securities to be obtained on exercise of the Warrants will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities, as of the date of the issuance of a certificate or certificates evidencing the Securities.  The securities laws of the United States and certain states thereof or other jurisdictions may require that a registration statement registering the Securities to be issued on exercise of the Warrants be effective, or that an exemption from registration be available, before the Company may issue the Securities to the Warrantholder.  The Company will use its best efforts to take such actions under the Act and the laws of various states and other jurisdictions as may be required to cause the issuance of Securities upon exercise of Warrants to comply with applicable securities laws.  However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Company’s Board of Directors, upon advice of counsel, the issuance of Securities upon such exercise would be unlawful.  In such event, the Company may elect to redeem Warrants submitted for exercise for a price equal to the difference between (i) the closing price of the Securities on the date of submission of the subscription for exercise of Warrants, as reported by the principal exchange or quotation service upon or through which the Securities are then principally traded or quoted (the “Exchange”), and (ii) the Exercise Price at the time of submission of the Securities subscribed for.  In the event of such redemption, the Company will pay to the Warrantholder the above-described redemption price within ten business days after the Warrantholder’s submission of the subscription for the Securities.

3.       Adjustments in Certain Events.  The number, class and price of Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

3.1     If the outstanding shares of Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common

Stock for which the Warrants are then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced.  Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrants are then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased.  The increases and reductions provided for in this Section 3.1  will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3.1.

3.2     In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, recapitalization, partial or complete liquidation, or other change in the capital structure of the Company, then, as a condition of the change in the capital structure of the Company, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization, liquidation, or other change in capital structure, the Warrantholder had held the number of shares of Common Stock obtainable upon the exercise of the Warrants.  In such event, the Exercise Price will be proportionately adjusted.  In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrants.  The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

3.3     When any adjustment is required to be made in the number of shares of Common Stock, other securities or the property purchasable upon exercise of the Warrants, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrants and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrants and (ii) cause a copy of such statement to be mailed to the Warrantholder within 30 days after the date when the event giving rise to the adjustment occurred.

3.4     No fractional shares of Common Stock or other securities will be issued in connection with the exercise of any Warrants, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the closing price of the Securities as reported by the Exchange on the day immediately prior to exercise.

4.       Reservation of Securities.  The Company agrees that the number of shares of Common Stock and other Securities sufficient to provide for the exercise of the Warrants upon the basis set forth above will at all times during the term of the Warrants be reserved for exercise.

5.       Validity of Securities.  All Securities delivered upon the exercise of the Warrants will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrants.

6.       Legending of Securities.  All certificates representing Securities delivered upon the exercise of the Warrants shall be impressed with a legend indicating that the Securities are not registered under the Act and reciting that the transfer thereof is restricted, such legend to be in a form acceptable to counsel for the Company.

7.       Transfer Prohibited.  This Warrant and all rights hereunder may not be transferred or assigned without prior written approval of the Company.  Any transfer effected without the prior written approval of the Company shall be void.

8.       No Rights as a Shareholder.  Except as otherwise provided  herein, the Warrantholder will not, by virtue of ownership of Warrants, be entitled to any rights as a shareholder of the Company.

9.       Ownership.  The Company, and its Transfer Agent, and any agent of the Company or its Transfer Agent may treat the bearer of this Warrant Certificate as the absolute owner of the Warrants evidenced hereby for the purpose of exercising the Warrants and for all other purposes whatsoever, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.

10.     Notice.  Any notices required or permitted to be given hereunder may be given in writing personally or by mail or other comparable delivery service at the address determined below or at such other address as the party receiving notice has theretofore furnished to the notifying party:

If to the Company:

2203 Airport Way South

Suite 100

Seattle, WA  98134

Attn:  Richard F. Rutkowski, President and Chief Executive Officer

If to the Warrantholder:

at the address furnished

by the Warrantholder in such

Warrantholder’s Subscription

Agreement.

Any notice given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above.  Any notice given by courier or other comparable form of delivery service will be deemed effectively given at the date and time recorded for such delivery in the records of the delivery service.

11.     Applicable Law.  This Certificate will be governed by and construed in accordance with the laws of the State of Washington.

Dated as of January 14, 1999.

MICROVISION, INC.

	By:	/s/ Richard F. Rutkowski
Richard F. Rutkowski
President and Chief Executive Officer